UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2010

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 25, 2010, Empire Resorts, Inc. (the “Company”) appointed Nanette L. Horner to serve as the Company’s Chief Compliance Officer.  Ms. Horner has served as the Company’s Corporate Vice President of Legal Affairs since July 1, 2010.

Prior to her employment by the Company, Ms. Horner worked in the Office of Chief Counsel assigned to the Bureau of Licensing of the Pennsylvania Gaming Control Board (“Board”) since July 2005. In September 2006, Ms. Horner was named the Board’s first Director of the Office of Compulsive and Problem Gambling. She is a member of the Standards, Policies and Regulations Interest Group for the National Council on Problem Gambling, and American Mensa. Ms. Horner is on the advisory board to the National Center for Responsible Gaming’s Annual Conference on Gambling and Addiction, was elected to the Board of Directors of the International Masters of Gaming Law (“IMGL”) in 2008 as the representative of the Regulators Affiliate Member classification and is a member of the IMGL’s Responsible Gaming Committee. She has been involved in the gaming industry, as an attorney, since 1996 and is an adjunct professor of law at Rutgers University School of Law-Camden where she teaches Casino Law.

There are no arrangements or understandings between Ms. Horner and any other person pursuant to which she was selected as Corporate Vice President of Legal Affairs. The Company is not aware of any transaction in which Ms. Horner has an interest requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: August 26, 2010	By:	/s/ Joseph A. D’Amato
Name: Joseph A. D’Amato
Title: Chief Executive Officer